Kenne Ruan, CPA, P.C.                            Phone: (203) 824-0441 Fax: (203) 413-4686

40 Hemlock Hollow Road, Woodbridge, CT 06525                               kruancpa@yahoo.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the filing documentation on Form S-1 of Avatar Ventures Corp. of our report dated February 4, 2008, relating to the financial statements of the quarter ended October 31, 2007.

/s/ Kenne Ruan, CPA, P.C.

Woodbridge, Connecticut

May 6, 2008